EXHIBIT 99.1


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of beneficial interest, $0.001 per share, of AmeriVest Properties, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  November 19, 2003


WILLIAM T. ATKINS                           SHERIDAN REALTY CORPORATION



By:   /s/ DEBORAH J. FRIEDMAN               By:   /s/ DEBORAH J. FRIEDMAN
     ----------------------------                -------------------------------
     Attorney-In-Fact                            Attorney-In-Fact


ALEXANDER S. HEWITT                         SHERIDAN MANAGEMENT CORP.



By:   /s/ DEBORAH J. FRIEDMAN               By:   /s/ DEBORAH J. FRIEDMAN
     ----------------------------                -------------------------------
     Attorney-In-Fact                            Attorney-In-Fact


SHERIDAN INVESTMENTS, LLC                   SHERIDAN REALTY ADVISORS, LLC



By:   /s/ DEBORAH J. FRIEDMAN               By:   /s/ DEBORAH J. FRIEDMAN
     ----------------------------                -------------------------------
     Attorney-In-Fact                            Attorney-In-Fact


SHERIDAN DEVELOPMENT, LLC



By:   /s/ DEBORAH J. FRIEDMAN
     ----------------------------
     Attorney-In-Fact